As filed with the Securities and Exchange Commission on January 8, 2004

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 10, 2003

                           NEBRASKA BOOK COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         Kansas                         333-48221               47-0549819
(State or other jurisdiction     (Commission File Number)     (IRS Employer
     of incorporation)                                       Identification No.)


         4700 South 19th Street,
         Lincoln, Nebraska                              68501-0529
     (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (402) 421-7300

                                 NOT APPLICABLE

          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

THE TRANSACTIONS

                  On December 10, 2003, NBC Acquisition Corp. ("NBC Acquisition") purchased 116,794.7 shares of its common stock and 838 options to purchase shares of common stock for an aggregate purchase price of approximately $32.5 million. NBC Acquisition is the parent corporation of Nebraska Book Company, Inc. ("NBC").

                  On December 10, 2003, NBC paid a dividend to NBC Acquisition in the aggregate amount of approximately $34.5 million in order to finance the stock and option purchase and the fees and expenses related thereto. In order to finance the dividend payment, the related transactions and the fees and expenses relating thereto and to refinance the indebtedness under its existing credit facility, NBC amended and restated its existing credit facility (the "New Credit Facility"). The New Credit Facility provides for loans or other extensions of credit in an aggregate principal amount of up to $125 million. The New Credit Facility consists of a $75 million term loan (the "Term Loan Facility") and a $50 million revolving credit facility (the "Revolving Credit Facility"). At closing, NBC borrowed $75 million from the Term Loan Facility.

                  The Term Loan Facility will amortize in nominal quarterly installments for the first six years and, thereafter, will amortize in substantial quarterly installments until its maturity date which will be the seventh anniversary of the closing date of the Term Loan Facility; provided, that, if NBC's 8 3/4% Senior Subordinated Notes due 2008 (the "Notes") and NBC Acquisition's 10 3/4% Senior Discount Debentures due 2009 (the "Debentures") have not been refinanced or the maturity thereof extended prior to June 30, 2007 to a date not earlier than May 31, 2011, the Term Loan Facility will mature on:

                  (i)      June 30, 2007; or

                  (ii) if the Notes or the Debentures have been refinanced or the maturity thereof extended to a date prior to May 31, 2011, the Term Loan Facility shall mature on the date which is six months prior to the earlier of the dates to which the Notes and the Debentures shall have been refinanced or the maturity thereof extended (the earlier of the dates described in clauses (i) and (ii), the "Early Maturity Date").

                  The Revolving Credit Facility is available for working capital and general corporate purposes. The Revolving Credit Facility will mature on the fifth anniversary of the closing date or, in the event that the Notes or the Debentures are not refinanced or extended prior to June 30, 2007 to a date not earlier than May 31, 2011, the Early Maturity Date.

                  The New Credit Facility is guaranteed by NBC Acquisition and Specialty Books, Inc., a subsidiary of NBC. The New Credit Facility contains affirmative and negative covenants customary for such financings and also contains the following financial covenants: maximum leverage ratio, minimum interest coverage ratio and minimum fixed charge coverage ratio. The New Credit Facility is secured by a security


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interest on substantially all of the assets of NBC, NBC Acquisition and
Specialty Books, Inc.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits

99.1 Amended and Restated Credit Agreement, dated February 13,1998 as amended and restated as of December 10, 2003, among NBC Acquisition, NBC and the other parties thereto


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


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: January 8, 2004

                                   NEBRASKA BOOK COMPANY, INC.


                                   By:  /s/ Alan G. Siemek
                                        ---------------------------------------
                                        Name:   Alan G. Siemek
                                        Title:  Chief Financial Officer


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